Exhibit 10.106

IRREVOCABLE TRUST AGREEMENT

IRREVOCABLE TRUST AGREEMENT, dated as of December 14, 2004 (this “Trust Agreement”), by and among Wynn Las Vegas, LLC, a Nevada limited liability company, Wynn Las Vegas Capital Corp., a Nevada corporation (together, the “Issuers”), and Wells Fargo Bank, National Association, in its capacity as Trustee (the “Trustee”) under the Indenture, dated as of October 30, 2002, between the Issuers, the guarantors named therein and the Trustee (as supplemented to date, the “Indenture”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

W I T N E S S E T H :

WHEREAS, the Issuers have issued $370,000,000 aggregate principal amount of 12.0% Second Mortgage Notes due 2010 (the “Notes”) pursuant to the Indenture;

WHEREAS, a notice of redemption of the Notes has been mailed which specifies a redemption date of November 1, 2006 (the “Redemption Date”);

WHEREAS, the Issuers intend to effect a satisfaction and discharge of the Indenture and the Collateral Documents pursuant to Section 12.01 of the Indenture;

WHEREAS, Section 12.01 of the Indenture requires, as a condition precedent to the satisfaction and discharge, that the Issuers deposit with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient without any consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of redemption; and

WHEREAS, $237,438,000.00 aggregate principal amount of the Notes have heretofore been delivered to the Trustee for cancellation and $10,142,000.00 aggregate principal amount remain outstanding.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Certain Definitions. For purposes of this Trust Agreement, unless the context otherwise requires, the following terms have the following meanings:

(a) “Redemption Price” has the meaning set forth in Section 2(b) hereof.

(b) “Trust Assets” means the amount delivered to the Trustee by or on behalf of the Issuers pursuant to Section 2 hereof.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Indenture.

Section 2. Creation and Funding of Trust.

(a) There is hereby created and established with the Trustee, a special and irrevocable trust designated as the “Wynn Las Vegas Security Trust” to be held, administered and maintained by the Trustee separate and apart from all other assets and properties of the Issuers or the Trustee. The Wynn Las Vegas Security Trust is established for the purpose of satisfying the obligations of the Issuers in respect of the Notes.

(b) The Issuers have (or have caused to be) delivered to the Trustee (or simultaneously with the execution hereof will deliver (or will cause to be delivered) to the Trustee) the cash and Government Securities listed on Schedule I hereto. The Issuers hereby transfer and assign to the Trustee and its successors, in trust, for the purposes herein specified, all right, title and interest to such cash and Government Securities. The Trustee acknowledges receipt of the cash and Government Securities listed on Schedule I hereto. The Issuers represent and warrant that the cash and Government Securities listed on Schedule I hereto are sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on all outstanding Notes for principal, premium, if any, and interest accrued to the Redemption Date.

Section 3. Trust Assets Held in Trust: Power of Trustee to Dispose of Trust Assets. The Trust Assets shall be held by the Trustee in trust solely for the benefit of the Holders, subject to the terms of this Trust Agreement. The trust created by this Trust Agreement shall be irrevocable and the Issuers shall not have the right to terminate its existence. The Trustee shall not have the right to dispose of the Trust Assets except in accordance with Section 4 or Section 8 hereof.

Section 4. Application of Moneys. The Trustee shall apply, and the Trustee is hereby irrevocably instructed to apply, as paying agent, on behalf of the Issuers, the Trust Assets to the payment of principal, premium and accrued interest on the Notes to the Redemption Date, in accordance with the provisions of the Indenture and the Notes.

Section 5. No Liens, etc. The Issuers represent and warrant to the Trustee that all cash and Government Securities delivered by the Issuers or their appointee to the Trustee under the provisions of this Trust Agreement will, at the time of delivery, be free and clear of any and all pledges, liens, security interests and encumbrances, and that the Issuers will not directly or indirectly create, assume, incur or suffer to exist with respect to any of the Trust Assets, any pledges, liens, security interests or encumbrances of any nature. The Trustee agrees that it will not directly or indirectly create, assume, incur or suffer to exist with respect to any of the Trust Assets any pledges, liens, security interests or encumbrances of any nature (a) arising out of claims by the Trustee unrelated to this Trust Agreement or (b) arising out of claims by the Trustee under this Trust Agreement. The Trustee agrees that, during the term of this Trust Agreement, it shall keep the Trust Assets identifiable in a separate trust account.

Section 6. Expenses of Trustee. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, advances and disbursements incurred or made by it in connection with this Agreement, the satisfaction and discharge of the Indenture, and any other amounts due the Trustee. Such expenses shall include the reasonable compensation, expenses and disbursements of the Trustee’s agents and counsel.

Section 7. Trustee Reports. At the written request of any officer of either of the Issuers qualified to execute an Officers’ Certificate under the Indenture, the Trustee shall promptly provide the Issuers with a current report as to the amount of the Trust Assets.

Section 8. Termination of Trust. On or after the Redemption Date, after the application pursuant to Section 4 hereof by the Trustee of Trust Assets to the payment of all amounts required to be paid in accordance with the provisions of the Indenture and the Notes, and after the satisfaction by the Issuers of its obligations to the Trustee under this Trust Agreement and under the Indenture, all then remaining Trust Assets shall be delivered by the Trustee to the Issuers, and the trust established under this Trust Agreement shall thereupon terminate.

Section 9. Notices. All instructions, notices, requests or other communications shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth below, or such other address or facsimile number as such party may hereinafter specify for the purpose. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9 and the appropriate answer back is received, (ii) if given by mail, 48 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 9. Notices shall be addressed as follows:

If to the Trustee, to:

Wells Fargo Bank, National Association
MAC N9303-110
Sixth & Marquette
Minneapolis, Minnesota 55479
Attention:	Corporate Trust Services
Re:	Wynn Las Vegas Irrevocable Trust Agreement
Facsimile:	(612) 667-2160

If to the Issuers, to:

Wynn Las Vegas, LLC
Wynn Las Vegas Capital Corp.
c/o Wynn Resorts, Limited
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention:	President
Facsimile:	(702) 770-1110

With a copy to:

Wynn Resorts, Limited
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention:	General Counsel
Facsimile:	(702) 770-1520

Section 10. Waivers, Amendments, etc. No term or provision of this Trust Agreement may be modified, amended, supplemented, waived or discharged except by an instrument in writing executed by the Issuers and the Trustee; provided, however, that no such modification, amendment, supplement, waiver or discharge shall affect the irrevocability of the trust created by this Trust Agreement as specified in Sections 2(a) and 3 hereof. Any waiver of any of the terms or provisions of this Trust Agreement shall be effective only in the specific instance and for the specific purpose intended.

Section 11. Severability. In case any provision of this Trust Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12. GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 13. Successors. All agreements of the Issuers in this Trust Agreement shall bind their successors. All agreements of the Trustee in this Trust Agreement shall bind its successors.

Section 14. Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 15. Effect of Headings. The headings of the Sections of this Trust Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16. Indemnification. The Issuers agrees to hold the Trustee harmless and to indemnify the Trustee against any losses, liabilities, expenses (including, without limitation, reasonable attorneys’ fees and expenses), claims, or demands arising out of or in connection with the performance of its obligations in accordance with the provisions of this Trust Agreement, except for negligent acts or omissions or willful misconduct of the Trustee. The indemnification provided for in this Section 16 shall survive the resignation of the Trustee or the termination of this Trust Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Trust Agreement to be executed and delivered as of the date first above written.

WYNN LAS VEGAS, LLC,
a Nevada limited liability company

By:	Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By:	Valvino Lamore, LLC,
a Nevada limited liability company,
its sole member

By:	Wynn Resorts, Limited
a Nevada corporation,
its sole member

By:	/s/ Marc H. Rubinstein
Name:	Marc H. Rubinstein
Title:	Senior Vice President & Secretary

WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation

By:	/s/ Marc H. Rubinstein
Name:	Marc H. Rubinstein
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President

Schedule I

Cash and Governement Securities